Exhibit 99.1

IPG PHOTONICS ANNOUNCES FOURTH QUARTER 2023 FINANCIAL RESULTS
Continued Growth in Welding and Medical Applications
Working Capital Discipline Resulted in Strong Cash Flow From Operations
MARLBOROUGH, Mass. – February 13, 2024 - IPG Photonics Corporation (Nasdaq: IPGP) today reported financial results for the fourth quarter ended December 31, 2023.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In millions, except per share data and percentages)	2023	2022	Change	2023	2022	Change
Revenue	$298.9	$333.5	(10)%	$1,287.4	$1,429.5	(10)%
Gross margin	38.2%	18.2%		42.1%	38.9%
Operating income (loss)	$28.8	$(88.5)	NM	$232.0	$169.5	37%
Operating margin	9.6%	(26.5)%		18.0%	11.9%
Net income (loss) attributable to IPG Photonics Corporation	$41.4	$(92.9)	NM	$218.9	$109.9	99%
Earnings (loss) per diluted share	$0.89	$(1.91)	NM	$4.63	$2.16	114%
NM - not meaningful.
Management Comments
"Fourth quarter revenue came in at the top of our expectations with higher sales in welding, cleaning, 3D printing and medical applications. We also saw increased demand in e-mobility applications outside of China. This growth was offset by continued soft industrial demand across many major geographies and lower sales in e-mobility applications in China," said Dr. Eugene Scherbakov, IPG Photonics' Chief Executive Officer. "In 2023, we focused on diversifying and growing our revenue outside of flat sheet cutting and away from China. Many of the emerging growth products delivered strong results and displaced other laser and non-laser technologies. IPG continued to generate strong cash flow from operations and returned capital to our stockholders."
Financial Highlights
Fourth quarter revenue of $299 million decreased 10% year over year. Changes in foreign currency translation reduced revenue growth by approximately $5 million or 2%. Materials processing sales accounted for 87% of total sales and decreased 12% year over year with higher sales in welding, cleaning and 3D printing offset by lower revenue in cutting. Sales in other applications increased 4% year over year. Emerging growth products sales accounted for 46% of total sales and benefited from growth in handheld welder, medical and higher beam delivery revenue.
Revenue in high power continuous wave (CW) lasers declined 19% year over year due to lower demand, high customer inventories and increased competition in cutting applications in China. Sales of pulsed lasers declined 40% compared with the prior year due to lower demand in solar cell manufacturing and foil cutting applications. By region, sales decreased 3% in North America, 25% in China and 5% in Japan. Sales increased 1% in Europe.
Gross margin of 38.2% increased year over year on significantly lower inventory provision, but was negatively impacted by reduced absorption of manufacturing expenses due to an intended decrease in inventory. Earnings per diluted share (EPS) was $0.89, an increase compared to the reported loss per diluted share in the prior year, but was down compared to prior year adjusted diluted EPS of $1.08.(1) Foreign currency exchange transaction loss decreased operating income by $0.4 million and earnings per share by $0.01 in the quarter. The effective tax rate in the quarter was 2% and benefited from certain discrete items. During the fourth quarter, IPG generated $106 million in cash from operations, and spent $25 million on capital expenditures and $64 million on share repurchases.

Exhibit 99.1
(1)Refer to supplemental schedule of non-GAAP financial measures for reconciliation details for the three months ended December 31, 2022.
Business Outlook and Financial Guidance
Total backlog was $691 million and consisted of $401 million of orders with firm shipment dates and $290 million of frame agreements. Total backlog decreased by 15%, driven by a 20% decrease in orders with firm shipment dates and 6% decrease in frame agreements. Fourth quarter book-to-bill was below 1.
"As we enter 2024, our visibility is still limited and macroeconomic conditions and global industrial demand remain challenging. These uncertainties are further compounded by large OEM customers delaying orders and managing inventories and e-mobility investments remaining soft. Some of our more mature markets are also seeing increased competition. However, we are working relentlessly on developing new markets and applications for our lasers as well as developing new products. We are targeting a number of large addressable markets where fiber lasers can replace existing technologies by taking advantage of several known trends, including automation and customer focus on increasing efficiency and reducing environmental impacts. We expect growth in the emerging products to continue and further diversify our revenue," continued Dr. Scherbakov. "While the beginning of the year is going to be challenging, we are expecting demand to improve as the year progresses. Given the headwinds, we are also focused on operational improvements, such as lowering product costs, managing expenses and reducing inventories in 2024."
For the first quarter of 2024, IPG expects revenue of $235 million to $265 million. The Company expects the first quarter tax rate to be approximately 25%. IPG anticipates delivering earnings per diluted share in the range of $0.30 to $0.60.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs, currency fluctuations and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports filed with the SEC, and assumes exchange rates relative to the U.S. dollar of Euro 0.91, Russian ruble 90, Japanese yen 141 and Chinese yuan 7.08, respectively.

Authorization of New Stock Buyback Program
The Board of Directors authorized a new program to purchase up to $300 million of IPG common stock. Share repurchases may be made periodically in open-market or other transactions, and are subject to market conditions, legal requirements and other factors. The share repurchase program authorization does not obligate the Company to repurchase any dollar amount or number of its shares, and repurchases may be commenced or suspended from time to time without prior notice. Over the last three years, IPG has repurchased in excess of $850 million of its common stock.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Fourth Quarter 2023 Financial Data Workbook and Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, February 13, 2024 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com

Exhibit 99.1
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to develop innovative laser solutions making the world a better place. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. IPG is headquartered in Marlborough, Massachusetts and has more than 30 facilities worldwide. For more information, visit www.ipgphotonics.com.

Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including developing new products and new markets and applications for our fiber lasers, targeting a number of large addressable markets, fiber lasers replacing existing laser and non-laser technologies, growth in the emerging products to continue and further diversify our revenue, expecting demand to improve as the year progresses, as well as revenue, tax rate and earnings guidance, and the impact of the U.S. dollar on our guidance for first quarter of 2024. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory related charges; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 27, 2023) and IPG's other reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Adjusted Financial Information
The Company’s financial results in this press release are provided in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company has also included certain supplemental non-GAAP financial information regarding adjusted gross profit, adjusted net income and adjusted earnings per share (each, a non-GAAP financial measure). The non-GAAP financial measures provided are a supplement to, and not a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding and aid in their analysis of the Company's ongoing operations. Specifically, the Company believes the non-recurring impact of certain long-lived asset impairment, restructuring charges, inventory related charges, gain or loss on sale of assets and foreign currency gains or losses, are not indicative of its core operating results and may obscure trends useful in evaluating the Company's continuing operating activities. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(In thousands, except per share data)
Net sales	$298,893	$333,539	$1,287,439	$1,429,547
Cost of sales	184,726	272,715	745,741	874,134
Gross profit	114,167	60,824	541,698	555,413
Operating expenses:
Sales and marketing	22,161	17,876	85,679	76,643
Research and development	27,714	26,620	98,704	116,114
General and administrative	35,003	33,365	125,749	131,253
Gain on divestiture and sale of asset	—	(10,098)	—	(31,846)
Impairment of long-lived assets	—	79,030	1,237	79,949
Restructuring charges (recoveries), net	69	9,697	(288)	9,697
Loss (gain) on foreign exchange	442	(7,186)	(1,356)	4,103
Total operating expenses	85,389	149,304	309,725	385,913
Operating income (loss)	28,778	(88,480)	231,973	169,500
Other income, net:
Interest income, net	13,369	7,888	41,735	12,620
Other income, net	6	548	1,167	1,231
Total other income	13,375	8,436	42,902	13,851
Income (loss) before provision of income taxes	42,153	(80,044)	274,875	183,351
Provision for income taxes	725	12,851	55,997	72,589
Net income (loss)	41,428	(92,895)	218,878	110,762
Less: net income attributable to non-controlling interests	—	—	—	853
Net income (loss) attributable to IPG Photonics Corporation	$41,428	$(92,895)	$218,878	$109,909
Net income (loss) attributable to IPG Photonics Corporation per share:
Basic	$0.89	$(1.91)	$4.64	$2.17
Diluted	$0.89	$(1.91)	$4.63	$2.16
Weighted average shares outstanding:
Basic	46,533	48,720	47,154	50,761
Diluted	46,656	48,720	47,320	50,925

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2023	2022
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$514,674	$698,209
Short-term investments	662,807	479,374
Accounts receivable, net	219,053	211,347
Inventories	453,874	509,363
Prepaid income taxes	26,038	40,934
Prepaid expenses and other current assets	38,208	47,047
Total current assets	1,914,654	1,986,274
Deferred income taxes, net	88,788	75,152
Goodwill	38,540	38,325
Intangible assets, net	26,234	34,120
Property, plant and equipment, net	602,257	580,561
Other assets	28,425	28,848
Total assets	$2,698,898	$2,743,280
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,031
Accounts payable	28,618	46,233
Accrued expenses and other current liabilities	181,350	202,764
Income taxes payable	4,893	9,618
Total current liabilities	214,861	274,646
Other long-term liabilities and deferred income taxes	68,652	83,274
Total liabilities	283,513	357,920
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 56,317,438 and 46,320,671 shares issued and outstanding, respectively, at December 31, 2023; 56,017,672 and 48,138,257 shares issued and outstanding, respectively, at December 31, 2022.	6	6
Treasury stock, at cost, 9,996,767 and 7,879,415 shares held at December 31, 2023 and December 31, 2022, respectively.	(1,161,505)	(938,009)
Additional paid-in capital	994,020	951,371
Retained earnings	2,795,394	2,576,516
Accumulated other comprehensive loss	(212,530)	(204,524)
Total equity	2,415,385	2,385,360
Total liabilities and equity	$2,698,898	$2,743,280

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net income	$218,878	$110,762
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	69,621	90,564
Impairment of long-lived assets and restructuring charges (recoveries), net	(486)	79,949
Provisions for inventory, warranty & bad debt	61,058	153,652
Gain on divestiture and sale of asset	—	(31,846)
Other	1,471	11,789
Changes in assets and liabilities that (used) provided cash, net of acquisitions:
Accounts receivable and accounts payable	(26,714)	21,926
Inventories	1,823	(189,013)
Other	(29,665)	(35,134)
Net cash provided by operating activities	295,986	212,649
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(110,483)	(110,141)
Proceeds from sales of property, plant and equipment	31,241	26,862
Purchases of short-term investments	(1,232,863)	(1,117,022)
Proceeds from short-term investments	1,073,993	1,446,355
Acquisitions of businesses, net of cash acquired	—	(2,000)
Proceeds from divestiture, net of cash sold	—	52,941
Other	558	(43)
Net cash (used in) provided by investing activities	(237,554)	296,952
Cash flows from financing activities:
Principal payments on long-term borrowings	(16,031)	(18,126)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	3,147	5,583
Purchase of treasury stock, at cost	(223,496)	(499,506)
Purchase of non-controlling interests	—	(2,500)
Net cash used in financing activities	(236,380)	(514,549)
Effect of changes in exchange rates on cash and cash equivalents	(5,587)	(5,948)
Net decrease in cash and cash equivalents	(183,535)	(10,896)
Cash and cash equivalents — Beginning of period	698,209	709,105
Cash and cash equivalents — End of period	$514,674	$698,209
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,284	$3,214
Cash paid for income taxes	$62,916	$113,200

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Amortization of intangible assets:
Cost of sales	$550	$608	$2,242	$3,632
Sales and marketing	1,283	1,469	5,653	6,822
Total amortization of intangible assets	$1,833	$2,077	$7,895	$10,454

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Cost of sales	$1,265	$2,507	$7,929	$11,741
Sales and marketing	1,376	1,180	5,421	4,889
Research and development	3,225	1,696	9,396	7,585
General and administrative	6,276	3,750	16,858	14,120
Total stock-based compensation	12,142	9,133	39,604	38,335
Tax effect of stock-based compensation	(2,644)	(1,982)	(8,660)	(8,261)
Net stock-based compensation	$9,498	$7,151	$30,944	$30,074

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Excess tax (detriment) benefit on stock-based compensation	$(94)	$(478)	$(1,835)	$(2,732)

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended December 31,
	2022
(In thousands, except percentages)		Gross Margin
Gross profit	$60,824	18.2%
Add: Inventory provision and related charges	74,055
Adjusted gross profit	$134,879	40.4%

	Three Months Ended December 31,
	2022
(In thousands, except per share data)	Before Tax	Tax Impact	After Tax	Per Diluted Share
Net (loss) income attributable to IPG Photonics Corporation and diluted EPS			$(92,895)	$(1.91)
Adjustments to reconcile to adjusted net income:
Inventory provision and related charges	$74,055	$(14,811)	59,244	1.21
Long-lived asset impairment	79,030	(15,806)	63,224	1.30
Other restructuring charges	9,697	(2,031)	7,666	0.16
Gain on divestiture and sale of asset	(10,098)	2,322	(7,776)	(0.16)
Gain on foreign exchange	(7,186)	953	(6,233)	(0.12)
Discrete tax impacts		29,490	29,490	0.60
Total adjustments	$145,498	$117	$145,615	$2.99
Adjusted net income and adjusted diluted EPS			$52,720	$1.08